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                                                                    EXHIBIT 10.9

                                 LEASE AMENDMENT

         This Lease Amendment (the "Amendment") is made this 2nd day of September, 1997, between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Landlord"), and VISUAL NETWORKS, INC., a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant entered into a Lease Agreement dated December 12, 1996 (the "Lease"), for premises containing approximately 23,026 rentable square feet of space (the "Initial Premises") in the office building located at 2092 Gaither Road, Rockville, Maryland (the "Building"); and

         WHEREAS, Landlord and Tenant wish, among other matters, to amend the Lease to expand the Premises leased by Landlord to Tenant in the Building, all on the terms hereinafter contained.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

         1.     EXPANSION OF PREMISES. Effective as of the Expansion
Premises Commencement Date, Landlord demises and leases to Tenant and Tenant leases and accepts from Landlord, for a term and upon the conditions hereinafter provided, an additional two hundred thirty-one (231) rentable square feet of space on the first (1st) floor of the Building (the "Expansion Premises"), outlined on Exhibit A attached to this Amendment. The Premises and the Expansion Premises, comprising approximately 23,257 rentable square feet, are collectively referred to in this Amendment as the "Premises."

         2. EXPANSION PREMISES COMMENCEMENT DATE. The Term of the Lease for the Expansion Premises shall commence on September 1, 1997 (the "Expansion Premises Commencement Date"), and expire on the Lease termination date.

         3. BASIC RENTAL FOR PREMISES. Tenant shall pay Landlord Basic Rental for the Expansion Premises at the initial rate of $15.00 per rentable square foot, in accordance with the terms of Sections 3 and 4 of the Lease, in legal tender, at Landlord's office, in care of Compass Management and Leasing, Inc., or as directed form time to time by Landlord's notice, payable at the initial monthly sum of Two Hundred Eighty-eight and 75/100 Dollars ($288.75), in advance, promptly on the first day of each calendar month of the Lease Term, without notice or demand, the same being hereby waived, and without any setoff, deduction, or recoupment whatsoever. The first installment of Basic Rental for the Expansion Premises shall be paid upon execution of this Amendment; provided, however, that Basic Rental for the second calendar month shall be prorated based on one-three hundred sixtieth (1/360th) of the current annual Basic Rental for each day of the first partial month, if any, this Amendment is in effect for the Expansion Premises, and shall be due and payable as aforesaid. The Basic Rental provided in this paragraph


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shall be in addition to any other rent due to the Landlord under the Lease with respect to the Initial Premises.

         4. ESCALATION IN BASIC RENTAL FOR PREMISES. The Basic Rental for the Expansion Premises shall increase each year, at the same three percent (3%) annual rate and effective on the same date, as provided in the Lease.

         5. OPERATING EXPENSES FOR PREMISES. Commencing on the Expansion Premises Commencement Date, Subsections 1(u) and 1(v), as well as subparagraph
(l) of the Data Sheet, are hereby modified to reflect that Tenant's Proportionate Share for Basic Cost, Tenant's Proportionate Share for Real Estate Taxes, and Tenant's Proportionate Share of Building Space shall be 43.3%.

         6. TENANT IMPROVEMENTS. Tenant agrees to accept the Expansion Premises in their current, "as is" condition.

         7. DEFINED TERMS. Except as otherwise expressly provided herein, all defined terms shall have the same meanings as provided in the Lease.

         8. HEADINGS. Headings contained in this Amendment are for convenience only and are not substantive to the provisions of the Amendment.

         9. LEASE TERMS RATIFIED. Except as otherwise expressly provided herein, and unless inconsistent with the terms hereof, all other terms, conditions and covenants of the Lease are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment by affixing their hands and seals as of the date noted above.

                                           Landlord:

ATTEST:                                    THE EQUITABLE LIFE ASSURANCE
                                           SOCIETY OF THE UNITED STATES

   /s                                      By:  /s Margaret S. Cleary     (Seal)
------------------------------             -------------------------------
                                           Name:   Margaret S. Cleary
                                           Title:  Investment Officer

                                           Tenant:


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ATTEST:                                    VISUAL NETWORKS, INC.

   /s                                      By:  /s Robert Troutman        (Seal)
------------------------------             -------------------------------
                                           Name:   Robert Troutman
                                           Title:  Vice President